UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

132 NORTH FIRST STREET, ALBEMARLE, NC	28001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 704-983-6181

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Uwharrie Capital Corp (the “Registrant”) has entered into a Nonqualified Deferred Compensation Plan and Executive Supplemental Retirement Plan Agreement with each of the following executive officers: Roger L. Dick, Brendan P. Duffey, Christy D. Stoner, and Jimmy L. Strayhorn. Under these agreements, the Registrant agrees to make yearly contributions (“Employer Supplemental Contributions”) to the officers’ retirement accounts until the officer attains retirement age. Retirement age is 70 for Mr. Dick, 67 for Mr. Duffey, 60 for Ms. Stoner, and 66 for Mr. Strayhorn. The Employer Supplemental Contributions are $125,000 per year for Mr. Dick; $98,500 per year for Mr. Duffey; $43,300 per year for Ms. Stoner; and $117,000 per year for Mr. Strayhorn. The Registrant also has the right to make discretionary contributions to the officers’ accounts, in such amounts and in such manner as the Registrant shall determine.

The officers have a vested right to the amounts credited in their accounts upon the occurrence of certain events. The officers are fully vested in the amounts credited to their accounts as of: (1) the date of retirement, (2) the date of disability, (3) death, (4) a change in control of the Registrant, or (5) termination of employment prior to attaining normal retirement age.

Distributions of the officers’ accounts occurs as follows:

1.	If the officer has a separation from service due to retirement, the officer’s retirement account shall be distributed no later than ninety days after the first day of the seventh month following retirement. Distributions upon retirement may be made either in a lump-sum payment or in substantially equal annual installments over a period of up to ten years, as elected by the officer.

2.	If the officer has a separation from service due to disability, all amounts credited to his or her account will be paid in a lump sum, no later than ninety days following the date of separation from service due to disability.

3.	Upon the officer’s death, all amounts credited to his or her account will be paid to his or her beneficiary or beneficiaries no later than ninety days following the date of death.

4.	Upon a separation from service for any reason other than retirement, death, or disability, all vested amounts credited to the officer’s account shall be paid in a lump sum, no later than ninety days following the separation from service.

5.	If a change in control of the Registrant occurs and the officer incurs a separation from service within the two years following the change in control, then the remaining amount of the officer’s vested account shall be paid in a single lump sum, no earlier than the first business day of the seventh month following separation from service.

The foregoing description of the Nonqualified Deferred Compensation Plan and Executive Supplemental Retirement Plan Agreements is not complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as exhibits to this report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Nonqualified Deferred Compensation Plan and Executive Supplemental Retirement Plan Agreement between the Registrant and Roger L. Dick

10.2	Nonqualified Deferred Compensation Plan and Executive Supplemental Retirement Plan Agreement between the Registrant and Brendan P. Duffey

10.3	Nonqualified Deferred Compensation Plan and Executive Supplemental Retirement Plan Agreement between the Registrant and Christy D. Stoner

10.4	Nonqualified Deferred Compensation Plan and Executive Supplemental Retirement Plan Agreement between the Registrant and Jimmy L. Strayhorn

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick
Roger L. Dick
President and Chief Executive Officer

Dated: December 31, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Nonqualified Deferred Compensation Plan and Executive Supplemental Retirement Plan Agreement between the Registrant and Roger L. Dick

10.2	Nonqualified Deferred Compensation Plan and Executive Supplemental Retirement Plan Agreement between the Registrant and Brendan P. Duffey

10.3	Nonqualified Deferred Compensation Plan and Executive Supplemental Retirement Plan Agreement between the Registrant and Christy D. Stoner

10.4	Nonqualified Deferred Compensation Plan and Executive Supplemental Retirement Plan Agreement between the Registrant and Jimmy L. Strayhorn